UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 25, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective January 25, 2006, Duke Rohlen was appointed our President of Strategic Operations. Mr. Rohlen, 38, formerly served as our Vice President of Corporate Development and Investor Relations since December 2004 and as our Director of Business Development since joining us in May 2004. From 2001 to 2004, Mr. Rohlen served as President and Chief Executive Officer of Olive Hill Development, a land development company. From 2000 to 2001, Mr. Rohlen served as a project consultant at Massachusetts General Hospital. From 1999 to 2000, Mr. Rohlen held the position of Director of Business Development at LuMend Corporation, a privately-held company that develops chronic total occlusion products in the treatment of peripheral vascular disease which was recently acquired by Cordis Corporation. In 1999, Mr. Rohlen served as Entrepreneur in Residence at Alta Partners, a venture capital firm. Mr. Rohlen holds a B.A. in History from Stanford University and an M.B.A. from Harvard Business School.

Mr. Rohlen is the brother-in-law of Matthew B. Ferguson, our Chief Financial Officer, and the son-in-law of Dr. John B. Simpson, our interim Chief Executive Officer and a member of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: January 31, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson Chief Financial Officer